Exhibit 15

Consent of Independent Registered Chartered Accountants

We consent to the incorporation by reference in Registration Statement No. 333-151417 on Form F-3 of our reports dated September 13, 2010, relating to (1) the June 30, 2010 and 2009 consolidated financial statements and the retrospective adjustments to the June 2008 consolidated financial statements of Kimber Resources Inc. (“Kimber”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the accounting for the valuation of the warrants and a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Difference relating to going concern uncertainty) and (2) the effectiveness of Kimber’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Kimber for the year ended June 30, 2010.

(Signed) Deloitte & Touche LLP

Independent Registered Chartered Accountants
Vancouver, Canada
September 27, 2010

AUDITORS’ CONSENT

We consent to the incorporation by reference in the registration statement on Form F-3 (SEC No. 333-151417) of Kimber Resources Inc. of our auditors’ report dated September 18, 2008, relating to the June 30, 2008 consolidated financial statements appearing in the Company’s Annual Report on Form 20-F for the year ended June 30, 2010.

/s/ D&H Group LLP

Vancouver, Canada
September 27, 2010	Chartered Accountants